                                                                    Exhibit 10.8


                       VA RESEARCH MANUFACTURING CONTRACT

This Manufacturing Agreement ("Agreement") is entered into this 5/27 day of 1999 by and between VA Linux Systems Inc., having its place of business at 1380 Bordeaux Drive, Sunnyvale, CA 94089. ("VA Linux Systems") and SYNNEX Information Technologies, Inc., having its place of business at 3797 Spinnaker Court, Fremont, CA 94538.

1.0       WORK, LICENSE

Synnex agrees to use reasonable commercial efforts to perform the work (hereinafter "Work") pursuant to Blanket Purchase Orders or changes thereto issued by VA Research and accepted by Synnex. Synnex acknowledges that time is of the essence in the performance of Work".

Work shall mean to procure components, materials, equipment and other supplies and to manufacture, assemble, and test products (hereinafter "Products") pursuant to detailed written specifications for each such Product which are provided by VA Research and accepted by Synnex and to deliver such Products. For each Product or revision thereof, written specifications shall include but are not limited to bill of materials, schematics, assembly drawings, process documentation, test specifications, current revision number, and approved vendor list (hereinafter "Specifications") as attached hereto.

Synnex is granted by VA Research a non-exclusive license during the term of this Agreement to use all of VA Research's patents, trade secrets and other intellectual property required to perform Synnex' obligations under this Agreement.

2.0       FORECASTS, ORDERS, MATERIAL PROCUREMENT

2.1       FORECASTS

See Addendum A

2.2.      ORDERS

See Addendum A

The parties agree that the terms and conditions contained in this Agreement or Addendum A shall prevail over any terms and conditions of any Blanket Purchase Order, acknowledgement form or other instrument.

2.3       MATERIAL PROCUREMENT.    VA Research's accepted Blanket Purchase
Orders will constitute authorization for Synnex to procure, using standard purchasing practices, the components, materials and supplies necessary for the manufacture of Products ("Inventory") covered by such Blanket Purchase Orders.

See Addendum A

3.0       SHIPMENTS, SCHEDULE CHANGE, CANCELLATION

3.1       SHIPMENTS.     All Products delivered pursuant to the terms of this
Agreement shall be suitably packed for shipment in accordance with VA Research's Specifications, marked for shipment to VA Research's destination specified in the applicable Daily Release Order and delivered to a carrier or forwarding agent. Shipment will be F.O.B. Synnex' facility at which time risk of loss and title will pass to VA Research. All freight, insurance and other shipping expenses, as well as any special packing expenses not included in the original price quotation for the Products will be paid by VA Research.

3.2       QUANTITY INCREASES AND SHIPMENT SCHEDULE CHANGES

See Addendum A

3.3       CANCELLATION.

VA will not cancel any Daily Release Orders. For cancellation of Blank Purchase Orders, Synnex will use reasonable commercial efforts to return unused inventory to its vendors and to cancel pending orders for such inventory. Synnex will also use reasonable commercial efforts to sell any excess inventory caused by the cancellation through its distribution channel to minimize the loss. *

4.0 ENGINEERING CHANGES

VA Research may request, in writing, that Synnex incorporate engineering changes into the Product. Such request will include a description of the proposed engineering change sufficient to permit Synnex to evaluate its feasibility and cost. Synnex' evaluation shall be in writing and shall state the costs and time of implementation and the impact on the delivery schedule and pricing of the Product. *

5.0 TOOLING, NON-RECURRING EXPENSES, SOFTWARE

* All software which VA Research provides to Synnex is and shall remain the property of VA Research. VA Research grants Synnex a limited license during the term of the agreement to copy, modify and use such software as required to perform Synnex' obligations under this Agreement. All modifications to such VA Research software shall be the exclusive property of either VA Research or VA Research's vendor, as the case may be. Synnex shall reasonably assist VA Research to secure such proprietary rights to such modifications at VA's expense. All software developed by Synnex to support the process tooling or otherwise shall be and remain the property of Synnex.

6.0 PRODUCT ACCEPTANCE AND WARRANTIES

6.1 PRODUCT ACCEPTANCE. The Products delivered by Synnex will be inspected and tested as required by VA Research within * of receipt. If Products are found to be defective in material or workmanship, VA Research has the right to reject such Products during said period. Products not rejected during said period will be deemed accepted. VA Research has the right to reject such Products during said period by notifying Synnex in writing at the address provided above, attention President. VA Research may return defective Products, freight collect, after obtaining a return material authorization number from Synnex to be displayed on the shipping container and completing a failure report. Rejected Products will be promptly repaired or replaced, at Synnex' option, and returned freight pre-paid. If the Product is source inspected by VA Research prior to shipment, VA Research will inspect goods within * of its request date.

6.2 EXPRESS LIMITED WARRANTY. Synnex warrants that the Products will conform to VA Research's applicable Specifications and will be free from defects in workmanship for a period of * from the date of shipment. Synnex shall warrant the materials to the same extent that the manufacturer warrants the materials to Synnex. This express limited warranty does not apply to (a) materials consigned or supplied by VA Research or Synnex; (b) defects resulting from VA Research's Specifications or the design of the Products; (c) any other defects not caused by Synnex; or (d) Product that has been abused, damaged, altered or misused (not used as in accordance to the product specification) by any person or entity after title passes to VA Research. With respect to first articles, prototypes, pre-production units, test units or other similar Products, Synnex makes no representations or warranties whatsoever. Notwithstanding anything else in this Agreement, Synnex assumes no liability for or obligation related to the performance, accuracy, specifications, failure to meet specifications or defects of or due to tooling, designs or instructions produced or supplied by VA Research and VA Research shall be liable for costs or expenses incurred by Synnex related thereto. Upon any failure of a Product to comply with the above warranty, Synnex' sole obligation, and VA Research's sole remedy, is for Synnex, at its option, to promptly repair or replace such unit and return it to VA Research freight collect. VA Research shall return Products covered by the warranty freight pre-paid after completing a failure report and obtaining a return material authorization number from Synnex to be displayed on the shipping container.

SEE ADDENDUM A

SYNNEX MAKES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH VA RESEARCH, AND SYNNEX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

7.0  PAYMENT TERMS, ADDITIONAL COSTS AND PRICE CHANGES

7.1 PRICE AND PAYMENT TERMS. The price for Products to be manufactured will be set from time to time for reference purposes through Blanket Purchase Orders issued by VA Research and accepted by Synnex. The actual sale price of all Products shall be established through Daily Release Orders provided by VA Research and accepted by Synnex. All prices quoted are exclusive of federal, state and local excise, sales, use and similar taxes, and any duties, and VA Research shall be responsible for all such items. Payment for any Products, services or other prior agreed costs to be paid by VA Research hereunder is due in * from the date of invoice and shall be made in lawful U.S. currency.

     SEE ADDENDUM A

8.1 TERM. The term of this Agreement shall commence on the date hereof above and shall continue for one (1) year thereafter until terminated as provided in Section 8.2 or 10.9. After the expiration of the initial term hereunder (unless this Agreement has been terminated) this Agreement shall be automatically renewed for separate but successive one-year terms.

8.2 TERMINATION. This Agreement may be terminated by either party for any reason upon one hundred twenty (120) days written notice to the VA Research. Termination of this Agreement for any reason shall not affect the obligations of either party that exist as of the date of termination. Notwithstanding termination or expiration of this Agreement, Sections 6.2, 8.0, 9.0, and 10.0 shall survive said termination or expiration.

9.0  LIABILITY LIMITATION

9.1 PATENTS, COPYRIGHTS, TRADE SECRETS, OTHER PROPRIETARY RIGHTS. VA Research shall defend, indemnify and hold harmless Synnex from all claims, costs, damages, judgments and attorneys' fees resulting from or arising out of any alleged and/or actual infringement or other violation of any patents, patent rights, trademarks, trademark rights, copyrights, trade secrets, proprietary rights and processes or other such rights related to the Products. Synnex shall promptly notify VA Research in writing of the initiation of any such claims.

THE FOREGOING STATES THE ENTIRE LIABILITY OF THE PARTIES TO EACH OTHER CONCERNING INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

9.2 PRODUCT LIABILITY. VA Research agrees that, if notified promptly in writing and given sole control of the defense and all related settlement negotiations, it will defend Synnex from any claim or action and will indemnify and hold Synnex harmless from any loss, damage or injury, including death, which arises from any alleged defect of any Products. VA Research shall add Synnex as an additional insured under VA Research's product liability polices for any Products.

9.3 NO OTHER LIABILITY. EXCEPT FOR THE EXPRESS WARRANTIES CREATED UNDER THIS AGREEMENT AND EXCEPT AS SET FORTH OTHERWISE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF THIS AGREEMENT OR THE SALE OF PRODUCTS, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE, AND EVEN IF ANY OF THE LIMITED REMEDIES IN THIS AGREEMENT FAIL IN THEIR ESSENTIAL PURPOSE.

10.0 MISCELLANEOUS

10.1 CONFIDENTIALITY. All written information and data exchanged between the parties for the purpose of enabling Synnex to manufacture and deliver Products under this Agreement that is marked "Confidential" or the like, shall be subject to the NDA agreement between VA Research and Synnex attached hereto as Addendum B.

10.2 ENTIRE AGREEMENT. This Agreement, including all Addendums thereto, constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements and


* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

understandings between the parties relating to such transactions. VA Research shall hold the existence and terms of this Agreement confidential, unless it obtains Synnex' express written consent otherwise. In all respects, this Agreement shall govern, and any other documents including, without limitation, preprinted terms and conditions on VA Research's Blanket Purchase Orders and Daily Release Orders shall be of no effect.

10.3 Amendments. This Agreement may be amended only by written consent of both parties.

10.4 Independent Contractor. Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

10.5 Expenses. In the event a dispute between the parties hereunder with respect to this Agreement must be resolved by litigation or other proceeding or a party must engage an attorney to enforce its right hereunder, the prevailing party shall be entitled to receive reimbursement for all associated reasonable costs and expenses (including, without limitation, attorneys fees') from the other party.

10.6 Security Interest. Until the purchase price and all other charges payable to Synnex hereunder have been received in full. Synnex hereby retains and VA Research hereby grants to Synnex a security interest in the Products delivered to VA Research and any proceeds therefrom. VA Research agrees to promptly execute any documents requested by Synnex to perfect and protect such security interest. In the event of a default by VA Research, Synnex may exercise any or all remedies provided under the Uniform Commercial Code or similar statutes or laws enacted in the jurisdiction within which Synnex seeks to enforce its rights under this Agreement.

10.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, excluding its choice of law principles. The parties consent to the exclusive jurisdiction of the state and Federal courts in Santa Clara County, California.

10.8 Successors, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld.

10.9 Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this section, and if such party shall have used its commercially reasonable efforts to mitigate its effects, such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences. Regardless of the excuse of Force Majeure, if such party is not able to perform within ninety (90) days after such event, the other party may terminate the Agreement. Termination of this Agreement shall not affect the obligations of either party which exist as of the date of termination.

ACCEPTED AND AGREED TO:

VA RESEARCH:                               SYNNEX INFORMATION TECHNOLOGIES,INC.:

/s/ Daniel R. Shore      5-27-99           /s/ Chih-Kai Cheng        5-27-99
-----------------------------------        -------------------------------------
By: Daniel R. Shore                        By: Chih-Kai Cheng
    -------------------------------            ---------------------------------
Title: V.P. of Operations                  Title: V.P. System Integration
       ----------------------------               ------------------------------

                                   ADDENDUM A

                 TO VA RESEARCH MANUFACTURING CONTRACT BETWEEN
             VA RESEARCH AND SYNNEX INFORMATION TECHNOLOGIES, INC.

THIS ADDENDUM WILL SUPERCEDE THE MANUFACTURING CONTRACT IN THOSE AREAS WHERE SPECIFIED.

1.   VA Research shall provide to Synnex the following:

     A. A * Blanket Purchase Order ("Blanket Purchase Order") for Base Configuration Units, broken down by expected monthly volume. In addition to this Blanket Purchase Order, VA Research will supply a * non-binding "sub-forecast" reflecting the anticipated configuration detail by month.

     B.   *

     C. Daily Release Orders for the specific configurations to be shipped against the Blanket Purchase Order with all shipping information, and detail of how it will be shipped

               1.   Ship to Address
               2.   Freight Forwarder
               3.   Unique Shipping Instructions
               4.   Configuration of Items to be shipped

            * All daily shipping information will be supplied by Synnex to VA Research for tracking purposes, this includes sales order numbers, serial numbers shipped, and shipper tracking numbers. Tracking information is to be maintained by the shipping companies.

     D. If VA Research decides to consign any material, VA Research will supply the same Purchase Order and Forecast information to those suppliers which they will manage.

     E. VA Research will be allowed to reschedule orders placed by Blanket Purchase Order per the following schedule:


       Maximum Allowable VA Research variance From Blanket Purchase Order
       ------------------------------------------------------------------
                              Quantities/Shipment
                              -------------------



# of days before              Allowable      Maximum        Maximum
Shipment Date                 Quantity       Reschedule     Reschedule
on Blanket Purchase Order     Increases      Quantity       Period
-------------------------     ---------      ----------     ----------
        *                         *%             *%          *
        *                         *%             *%          *

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

     Reasonable commercial efforts by Synnex will be made to support any upside requirements within this schedule or outside of this schedule.

II.  Synnex will provide the following services:

     A. Procure all material necessary to support the * Blanket Purchase Order for Base Configuration Units, and the material needed to support the forecasted configurations. All material shall be purchased from an "Approved Vendor List" (AVL) which is supplied by VA Research. Should Synnex need to purchase material from a source which is not on the AVL, Synnex will inform VA Research and seek written approval to deviate.

        1. All material is to be procured based on Blanket Purchase Orders and Daily Release Orders received from VA Research. Any material which Synnex deems necessary to purchase outside of Blanket Purchase Order coverage will be identified as such to VA Research and purchased only upon approval of VA Research in writing.

        2. All returned inventory by Synnex shall be within a reasonable amount of time after such inventory receipt and notification of a VA Research reschedule or cancellation. Synnex shall keep accurate records containing such necessary information so that VA Research may either contact such vendor or manufacture.

     B. Upon receipt of the Daily 850 EDI Release Orders Synnex will notify VA Research of acceptance of the Daily Release Order via 855 EDI, or information regarding inability to meet the Daily Release Order, as the case may be. This notification will be given within one (1) business day of receiving the Daily Release Orders. This information will include any material or manufacturing constraints in meeting the requested shipment date. At this time Synnex will inform VA Research of the expected ship date for the specific configurations provided in the Daily Release Order. *

     C. It shall be specified by VA Research in the Daily Release Order which Freight Forwarder will be used, and all costs for freight will be paid by VA Research directly to the Shipper. * This avoids the need for additional EDI transactions at the back-end of the process. VA and Synnex will work together in the next phase to see whether an EDI or other automated means that can suffice to meet the same requirements specified by VA.

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

D.   Warranty:

If a Product comes back to Synnex within the * warranty period there will be no cost to VA Research to repair and/or replace Product based on material or workmanship failures as set forth in Section 6.2. Return freight will be paid by Synnex. Synnex reserves the right to accept or reject such returns as under warranty based on the condition of the system and the failure analysis of the unit. VA Research agrees they will not take a credit until Synnex agrees that it is a warranty repair. If the product was deemed to not be a valid warranty return, VA Research will reimburse Synnex for the return freight.

Outside of the * warranty period, systems will be returned by the end customer to VA Research for failure analysis. VA Research will replace the defective component and send the defective part back to Synnex to return to the supplier. Any replaced parts will be sent to VA Research for restocking in their Field Return Unit (FRU) inventory. There will not be any credit taken by VA Research for these parts unless a reciprocal credit is first given to Synnex by the supplier.

E.   Penalty Clause:

If Synnex is late because of something which is within Synnex control, (assuming the order was within all schedule lead-times) and it results in a late shipment (i.e., shipment outside the * cycle time provided below), Synnex will pay the difference between the standard freight charge (for delivery to that end customer) and air freight to ship to that end customer. This will not apply to test fall outs, or design related causes, or any other causes beyond the control of Synnex.

F.   Cycle Time & Capacity:

The agreed to cycle time for shipment of product is * from accepted receipt of Daily Release Order for a configured product to the date that Synnex places the Product on its dock for shipment. Initial daily output capacity is established for *. Should an already accepted Daily Release Order configuration change, the cycle time will be reset to day one.

Once the process and capacity has been established, VA Research and Synnex will set up jointly agreed to cycle time and daily capacities for various activities and standard costs associated with same. Some of these activities may include;

Request for expedited cycle time
Partial orders or back order situation
Overtime requests

These cycle times and capacity requirements will be reviewed monthly.

G.   Cost Review:

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

          VA Research and Synnex agree to review costing information * in an open book manner as a basis for discussion on cost reduction efforts and implementation. Synnex agrees to provide evidence of actual invoice prices paid for materials used in the manufacture of VA Research products. If material costs have changed since the prior cost review, a new price list will be provided to VA Research which takes into account the changes in material cost.*

          H. Payment Terms:

          Synnex shall invoice VA Research * for all order releases shipped against the blanket purchase order since the last invoicing period. Terms shall be *.

III. Pricing:

     - Synnex agrees to extend to VA Research the * quoted price structure of:

       - *

       - *

       - *

       VA Research will contract with Synnex to purchase approximately * during the * timeframe and will be at a run rate of *. *

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

                         MUTUAL NONDISCLOSURE AGREEMENT

     THIS MUTUAL NONDISCLOSURE AGREEMENT is made and entered into as of 5-14, 1999, between VA RESEARCH, INC. and Synnex Information Technologies Inc.

     1. Purpose. The parties wish to explore a business opportunity of mutual interest and in connection with this opportunity, each party may disclose to the other certain confidential technical and business information which the disclosing party desires the receiving party to treat as confidential.

     2. "Confidential Information" means any information disclosed by either party to the other, either directly or indirectly in writing, orally or by inspection of tangible objects, including without limitation information relating to any business strategies or arrangements, systems architecture, software technology, intellectual property, proprietary information, technical data, trade secrets or know-how, including but not limited to, research, products, services, customer lists and customers, engineering and hardware configuration information, or other business information. Confidential information may also include information disclosed to a disclosing party by third parties. Information communicated orally shall be considered Confidential Information if such information is designated as being confidential or proprietary within a reasonable time after the initial disclosure. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure, without confidentiality restrictions, by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession.

     3. Non-use and Non-disclosure. Each party agrees not to use any Confidential Information of the other party for any purpose except to evaluate and engage in discussions concerning a potential business relationship between the parties. Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees of the receiving party who are required to have the information in order to evaluate or engage in discussions concerning the contemplated business relationship. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder. In the event that either party or their respective directors, officers, employees, consultants or agents are requested or required by legal process to disclose any of the Confidential Information of the other party, the party required to make such disclosure shall give prompt notice so that the other party may seek a protective order or other appropriate relief. In the event that such protective order is not obtained, the party required to make such disclosure shall disclose only that portion of the Confidential Information which its counsel advises that it is legally required to disclose.

     4. Maintenance of Confidentiality. Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Neither party shall make any copies of the Confidential Information of the other party unless the same are previously approved in writing by the other party. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

     5. No Obligation. Nothing herein shall obligate either party to proceed with any transaction between them, and each party reserves the right, in its sole discretion, to terminate the discussions contemplated by this Agreement concerning the business opportunity.

     6. No Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED "AS IS". EACH PARTY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING ITS ACCURACY, COMPLETENESS OR PERFORMANCE.

     7. Return of Materials. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the other party, shall be and remain the property of the disclosing party and shall be promptly returned to the disclosing party upon the disclosing party's written request.

     8. No License. Nothing in this Agreement is intended to grant any rights to either party under any patent, mask work right or copyright of the other party, nor shall this Agreement grant any party any rights in or to the Confidential Information of the other party except as expressly set forth herein. Should the evaluation of the Confidential Information and the discussions between the parties not result in a business relationship, the each party agrees not to file or participate in the filing of, in the United States or in any other country, patent applications that make reference to patent applications of the other party which may be disclosed as Confidential Information hereunder without the prior express written consent of the other party.

     9. Term. The obligations of each receiving party hereunder shall survive until such time as all Confidential Information of the other party disclosed hereunder becomes publicly known and made generally available through no action or inaction of the receiving party.

    10. Remedies. Each party agrees that any violation or threatened violation of this Agreement may cause irreparable injury to the other party, entitling the other party to seek injunctive relief in addition to all legal remedies.

    11. Miscellaneous. This Agreement shall bind and insure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by the laws of the State of California, without reference to conflict of laws principles. This document contains the entire agreement between the parties with respect to the subject matter hereof, and neither party shall have any obligation, express or implied by law, with respect to trade secret or proprietary information of the other party except as set forth herein. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties hereto.


VA RESEARCH, INC.             SYNNEX INFORMATION TECHNOLOGIES INC.

By: /s/ Daniel R. Shore       By: /s/ Chih-Kai Cheng
    -------------------           -----------------------------

Name: Daniel R. Shore         Name: Chih-Kai Cheng
      -----------------            ----------------------------

Title: VP of Operations       Title: V.P.
       ----------------              --------------------------

                    VA Linux Systems Manufacturing Agreement
                                  Amendment 1


     This Amendment 1 ("Amendment") to the Synnex Manufacturing Agreement and Addendum dated May 27, 1999 ("Agreement") effective as of the date executed below between VA Linux Systems, Inc. having its place of business at 1380 Bordeaux Drive, Sunnyvale, CA 94089 ("VA Linux") and SYNNEX Information Technologies, Inc., having its place of business at 3797 Spinnaker Court, Fremont, CA 94538 ("Synnex") shall amend the Agreement. All other terms to the Agreement shall remain in effect unless expressly amended herein in this Amendment. All terms unless defined herein shall have the same meaning as the Agreement.

     Whereas, Synnex desires to perform additional Work and Customized Work for VA Linux;

     Whereas, VA Linux desires to request and appoint Synnex to perform certain Customized Work and Work for VA Linux;

     Whereas, Synnex desires to participate and invest in the Series B Preferred Stock issued by VA Linux for the purchase of no less than * U.S. Dollars payable upon and in accordance to such Series B Preferred Stock Purchase Agreement;

     In consideration of the mutual premises and for valuable consideration, the parties make the following agreements:

1. Paragraph 1.1 shall be added: Any Work performed by Synnex shall include certain custom systems integration services required by VA Linux from time to time ("Custom Work"). This "Custom Work" will include custom systems integration and manufacture of Products and components that are not listed on the agreed upon "VA/Synnex product and pricing matrix". Such Custom Work provided by Synnex shall include production labor, capacity, materials procurement, management and logistics and shipping services related to certain custom systems integration services. The parties shall agree upon the price of such Custom Work which shall include as factors to such price:
     *. Such price shall be prior agreed upon by the parties. The parties agree, however, that the hourly labor and overhead shop rate charged by Synnex for such Custom Work shall be * per hour.

2. Paragraph 2.3 shall be amended to add that materials procured to manufacture Products (as defined in Section 2 here) shall be purchased and invoiced by Synnex to VA Linux at * for such materials. VA Linux shall have a right upon request to Synnex to audit bi-monthly such costs. Materials shall be purchased to manufacture Products in the following manner in such categories:

     *

VA LINUX SERIES B CONTRACT AMENDMENT FINAL

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

              *

3. Paragraph 2.2.1 shall be added: The parties agree and acknowledge the following:

          *

4. Paragraph 7.1 shall be added: Synnex agrees that the labor, overhead, and margin for profit for each Product manufactured except for "Custom Work" and accepted in accordance to the Agreement shall be as follows:

          (i) Synnex labor and overhead shall be * US per system unit, and profit shall be * for server products; and

          (ii) Synnex labor and overhead shall be * US per system unit, and profit shall be * for desktop products with minimum order of
                 * or more of one configuration; provided, however, that for custom configured desktop products, Synnex labor and overhead shall be * per system unit, and profit shall be *;

          (iii) Synnex shall use reasonable commercial efforts to purchase all materials necessary for the manufacture of the Products at best commercial prices. Synnex agrees that any price quote shall reflect the best commercial prices available for the components.

5. Paragraph 7.2 shall be added: Synnex shall be appointed as reseller for VA Linux on the conditions and terms set forth in this Amendment:

       (i) Synnex shall have the limited right to resell solely in the U.S. VA Linux 2U Levi rackmount chassis, power supply, and backplane components with factory installed non-Linux operating systems ("VA Linux Reseller Product"). A non-Linux operating system must be factory installed and shipped on any server system built upon "VA Linux Reseller Product" components and sold under the Synnex or Mitac brand names.

       (ii)   Synnex shall have the right to resell VA Linux Reseller
              Product under the Synnex and at Synnex's option under the Mitac brand names. Provided, Synnex shall hold VA Linux harmless and indemnify VA Linux for any liabilities including but not limited to intellectual property claims, damages and attorneys fees so long as such liability did not arise due to any material fault by VA Linux. Synnex shall further agree to properly place VA Linux trade mark, copyright or such other notices on the VA Linux Reseller Product and shall not remove the same. Synnex shall be solely responsible for customer support, warranty or claims arising out of VA Linux Reseller Product except for claims arising out of any material fault of VA Linux.

       (iii) Synnex shall pay to VA Linux the following agreed upon payments within * of invoice by Synnex for any VA Linux Reseller Product sold by Synnex. Synnex shall pay to VA Linux as follows:

              (a) Year 1: * of gross price of all server systems sold that are built upon "VA Reseller Product" components.

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

           (b) Year 2: * of gross price of all server systems sold that are built upon "VA Reseller Product" components.

    (iv) Synnex shall, upon request by VA Linux, audit Synnex reseller records relating to VA Linux Reseller Product. Synnex shall provide monthly reports and no later than (15) days of the last date of the previous month, to VA Linux stating number of such products sold, price, purchaser and such information customarily provided by any reseller to the seller of products. VA Linux shall have the right to audit Synnex records relating to VA Linux Reseller Products. Any difference of such audit finding of * or greater of the report made by Synnex and such auditor shall require Synnex to pay such audit, Synnex to pay VA Linux within five (5) business days the difference if Synnex has underpaid by * of such report and penalty interest shall be * per annum for such difference.

    (v) The term of this provision, and solely this Reseller provision, shall be for * from the date of execution of this Amendment. This provision may be renewed upon mutual agreement; provided VA Linux may terminate this provision at any time upon any breach by Synnex or upon thirty
           (30) days notice by the parties to each other.

6. Section 11 shall be added: VA Linux shall sublease from Synnex and shall jointly occupy a certain leasehold on the following terms:

    (i) The leasehold shall be approximately 7,000-sq. ft. of custom systems integration space located in [Bay Area] California. Synnex shall reserve approximately 3,000 sq. ft. of such lease for the occupation by VA Operations Management and Engineering personnel.

    (ii) The parties each shall agree upon the location and the assignment of office and cubicle space for each respective personnel.

    (iii) VA Linux shall pay to Synnex or such Landlord the following gross rental payments:

           (a) First year - *

           (b) * per month for second year

           (c) The leasehold period for any lease executed by VA Linux in this provision shall be no more than a * lease with an option on
               * additional *.

           (d) Gross rental payments shall include: utilities (1,000 amps), 12-hour security, tax, access to fork lift, and such other equipment. All VA Linux equipment used within VA Linux tenant space including phone systems, monthly phone bill, any insurance, office equipment shall be the sole responsibility of VA Linux.

    (iv) The parties shall mutually agree upon and execute a sublease prior to occupancy by either party.

    (v) Tenant improvement: Synnex will reasonably work with VA Linux to accommodate its needs. All tenant improvement costs of * or less will be amortized into the leasing period and shall be payable monthly in addition to the gross rental payments. The parties forecast that such estimated cost shall be between * for the power, networking, tiles, etc. Tenant improvements exceeding * shall be payable by VA Linux upon completion of the work.

    (vi) The parties have agreed that the anticipated move-in date to be no later than the end of October 1999.


VA Linux Systems                            Synnex Information Technologies Inc.


By: /s/ Daniel R. Shore                     By: /s/ Chich-Kai Cheng
   -------------------------                   -------------------------

Title: VP of Operations                     Title: Senior V.P.
      ----------------------                      ----------------------

Date: 10-25-99                              Date: Oct  22, 1999
     -----------------------                     -----------------------

* Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.


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